EXHIBIT 10.24

                        SEPARATION AND RELEASE AGREEMENT
                        --------------------------------


         William A. Thorogood, of Bellaire, Texas, an individual (hereinafter sometimes referred to as "Employee"), and Chiles Offshore Inc., incorporated under the laws of the State of Delaware, in consideration of the mutual agreements and covenants set forth in this Separation and Release Agreement (this "Agreement"), hereby agree as follows:

1.     TERMINATION OF EMPLOYMENT.

         Upon receipt of the mutual consideration referenced below, Employee agrees to terminate his employment with Chiles and its subsidiaries (sometimes collectively referred to hereinafter as "Chiles") and Chiles accepts the written resignation of Employee effective January 31, 2002 (the "Termination Date"). Employee hereby confirms his resignation as an officer of Chiles and, to the extent applicable, as an officer and/or director of any subsidiary or affiliate of Chiles.

2.     FULL COMPENSATION.

       (a) Notwithstanding the resignation and departure of the Employee as of the Termination Date, Chiles agrees to continue to pay the compensation and provide the benefits to Employee for the periods described herein:

         (i) Base Salary. From the Termination Date until January 31, 2003 (the "Payment Continuation Period"), Chiles shall continue to pay Employee his base salary at the annual rate of $130,000.00. Chiles shall pay Employee $1,000 of such amount per month. In addition, Chiles shall pay Employee such amount (or portions thereof) as directed in writing by Employee from time to time, within fifteen (15) days after the receipt by Chiles of such written instruction from Employee, subject to all applicable federal, state and local withholding, including but not limited to federal income tax, FICA, FUTA and state unemployment tax withholding (collectively referred to as "Applicable Withholding"). On or before February 15, 2003, Chiles shall pay to Employee any portion of such base salary that was not paid by Chiles to Employee during the Payment Continuation Period, subject to Applicable Withholding.

         (ii) Bonus. On the Termination Date, Chiles shall pay to Employee the balance of the unpaid bonus payable to Employee in the amount of $9,385.00, subject to Applicable Withholding.

         (iii) Medical Benefits.

           (A) The Company and Employee anticipate that Employee will elect to continue his medical and health benefits during the eighteen (18) month period following the Termination Date (the "COBRA Period") to the extent and on the terms permitted under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and the regulations under such Act and other applicable law. The Company shall reimburse Employee for the amount paid each month by Employee for such medical and health benefits during the first twelve (12) months of the COBRA Period.

           (B) Prior to the end of the COBRA Period, the Company shall use its best efforts in assisting Employee to obtain medical coverage for Employee beginning when the COBRA Period expires. For the first twelve
         (12) months following the expiration of the COBRA Period, the Company shall reimburse Employee for the difference between the amount paid each month by Employee for such medical coverage and the monthly cost of the medical coverage payable by Employee under COBRA.

           (C) All such amounts payable by the Company under this Section 2(a)(iii) shall be payable by the Company on a monthly basis within thirty (30) days after Employee presents reasonable documentation of the amounts paid by Employee for medical coverage for the prior month, and shall be subject to Applicable Withholding, if any.

         (iv) Stock Options. The Agreement between Chiles and Employee with respect to (1) the stock options to purchase 23,224 shares of common stock of Chiles granted on March 31, 1998, (2) the stock options to purchase 2,956 shares of common stock of Chiles granted on December 8, 1999, (3) the stock options to purchase 16,099 shares of common stock of Chiles granted on September 22, 2000, and (4) the stock options to purchase 7,000 shares of common stock of Chiles granted on January 19, 2001 (collectively, all such stock options are hereinafter referred to as the "Employee Options"), shall be amended as follows:

           (A) To the extent not already vested on the Termination Date, all of the Employee Options shall become fully vested as of the Termination Date; and

           (B) The period in which the Employee Options shall be exercisable by Employee shall be one (1) year from the Termination Date.

       (b) Subject to the timely payment of the amounts described above, Employee acknowledges that as of the date of this Agreement, he has received, in full, all amounts of salary, bonuses, compensation, reimbursements, vacations, holidays, leaves of absences, allowances, stock options, stock warrants, and other monies, payments, properties and benefits of any kind or nature to which he is or might have been entitled to receive from Chiles by virtue of his employment.

3.     BENEFITS RESERVATION.

         Employee and Chiles agree that nothing in this Agreement is intended to impair, modify, or terminate any legal rights which Employee may have with respect to any vested interest in the Chiles Offshore Inc. 401(k) plan and with respect to any insurance company with respect to medical or health benefits which have been provided to Chiles employees generally and in which Employee has or may have had an employee benefit or coverage; and Employee, at his option


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and at his sole cost and expense may elect, within the time permitted by or applicable to such Plans or policies, continue coverage for up to eighteen (18) months following the Termination Date to the extent and on the terms permitted, subject to the Employee Retirement Income Security Act of 19764 (ERISA) and the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and to the regulations under each of said Acts. Notwithstanding any other provision of this Agreement, all provisions of this Section are subject to the Employee Retirement Income Security Act of 1974 (ERISA) and the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and to the regulations under each of said Acts; and nothing in this Agreement is intended to waive, modify or release any duties or rights of Employee under any of such Acts or regulations applicable to any of the Plans or insurance policies.

4.     RELEASE OF CLAIMS.

       (a) In consideration of the payment of the amounts described in Section 2 above and other valuable consideration; and of the agreements of Chiles as stated in this Agreement, Employee hereby agrees to execute this Agreement and knowingly and voluntarily releases and waives any and all of his rights and claims, if any, on behalf of himself, his heirs, executors, administrators, successors and assigns and further agrees not to institute any action against Chiles and its subsidiaries or any director, officer, employee, parent, affiliate, or agent of Chiles or its subsidiaries, existing or arising or which may exist or arise under (i) any offer of employment letter, oral understandings, employee manual or handbook, or written employment agreement;
(ii) the Employee Retirement Income Security Act of 1974, as amended, 28 U.S.C. ss.ss.1001-1461 (1982); (iii) any federal, state or local employment opportunity laws, ordinances, orders or regulations, including but not limited to Title VII of the Civil Rights Act of 1964, 42U.S.C. ss.2000e et seq., as amended, the Texas Commission on Human Rights Act, Chapter 21 Tex. Lab. Code; (iv) any claims for slander, libel, or defamation; (v) any rights, claims, or causes of action for costs, damages, indemnity, compensatory damages, liquidated damages, exemplary damages, punitive damages, injunctive relief, front pay, back pay, reinstatement, attorneys' fees, unpaid wages, unpaid vacation, bonuses, salary, or expenses severance pay, bonuses, salary, or expenses, including the Texas Pay Day Act; as well as (vi) any claims of wrongful discharge or constructive discharge; (vii) any claims in tort or contract regarding employment; (viii) any claims for breach of contract under any state laws or decisions; (ix) any claims or causes of action for assault, assault and battery; and (x) any claims for infliction of emotional distress, including mental pain and suffering, whether statutory or tortious, for his, his heirs, executors, legal administrators, successors or assigns, during or by reason of his employment and separation from that employment with Chiles, except for any cause of action for breach of this Agreement.

       (b) Chiles, on behalf of itself and its subsidiaries, and each of their successors and assigns, hereby releases and waives any and all of its and their rights and claims, if any, and further agrees not to institute any action, against Employee or his heirs, executors, administrators, successors and assigns, based in whole or in part on any acts or omissions of Employee in the course of his employment by Chiles or its subsidiaries (but excluding any claim for breach of this Agreement by Employee).


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5.     PERSONAL PROPERTY.

       Employee acknowledges that he has removed, or will remove within ten (10) business days after the date of this Agreement, all of his personal effects and personal belongings from the premises of the offices of Chiles and shall, on or after sixty (60) days from the Termination Date, effect a change of his mailing address from the offices of Chiles to another mailing address for purposes of all personal correspondence and deliveries. Employee agrees and consents that all business correspondence and deliveries addressed to him in care of or at the address of Chiles and relating to the business of Chiles may be opened by Chiles or, if forwarded to Employee, shall be promptly returned by Employee to Chiles. Employee agrees that he will not remove any written correspondence, memos, reports, manuals, policies, decisions, data, computer programs and information, or any similar material, which were prepared either by him or by others that relate to the business of Chiles, and any such material currently in Employee's possession will be returned immediately to Chiles.

6.     CONTINUED RELATIONS.

       Employee agrees not to serve as a voluntary expert witness in any lawsuit or legal proceeding against Chiles, its assigns, successors, agents, trustees, directors, officers, parent, affiliates, or employees.

7.     BREACH OF PROVISIONS.

       In the event that Employee fails or refuses to abide by the provisions of this Agreement, specifically but not limited to Sections 6, 9, 10, 12, and 19, Chiles shall have no further obligations to Employee under this Agreement, but Employee shall remain bound by all provisions of this Agreement, including but not limited to his waiver of any rights of any kind released herein. To the extent that Employee has received any payments under this Agreement and breaches the provisions of this Agreement, he shall be obligated to repay Chiles for all such sums received, without limiting the rights of Chiles for other remedies.

8.     PRIOR RIGHTS AND OBLIGATIONS.

       Except as otherwise provided in Sections 2 and 3 hereof, this Agreement extinguishes all pre-existing rights, which Employee has or may have, relating to his employment with Chiles.

9.     PROPRIETARY AND CONFIDENTIAL INFORMATION.

       Employee agrees and acknowledges that Chiles has developed, and owns "Proprietary and Confidential Information" which constitutes valuable and unique property including, without limitation, concepts, ideas, software, plans, strategies, analyses, surveys, and proprietary information related to the past, present or anticipated business of Chiles. Except as may be required by law, Employee agrees that he will not at any time disclose to others, permit to be disclosed, use, permit to be used, copy, or permit to be copied, any such Proprietary and Confidential Information (whether or not developed by him) without the prior written consent of Chiles. Except as may be required by law, Employee further agrees to maintain in confidence


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any Proprietary and Confidential Information of Chiles received by him, or of which he has knowledge as a result of his employment.

10.    COOPERATION.

       Employee shall cooperate with Chiles to the extent reasonably required in all matters relating to the transfer of his pending work on behalf of Chiles and the orderly transfer of any such pending work as designated by Chiles. Employee shall take such further action and execute documents as may be reasonably necessary or appropriate in order to carry out the provisions and purposes of this Section.

11.    INDEMNIFICATION.

       (a) As a part of the consideration for the payment of the above sum, Employee for himself, his heirs, executors, administrators and assigns, releases and agrees to indemnify and hold harmless Chiles and all persons released above from and against all claims, including attorneys' fees and costs of defending any such claims, and causes of action of any nature, without limitation, which may be asserted by any person, firm, or entity claiming by, through, or under Employee for any claim released by Employee under this Agreement.

       (b) As a part of the consideration for Employee's agreements contained herein, Chiles for itself, its successors and assigns, releases and agrees to indemnify and hold harmless Employee from and against all claims, including attorneys' fees and costs of defending any such claims, and causes of action of any nature, without limitation, which may be asserted by any person, firm or entity claiming by, through or under Chiles for any claim released by Chiles under this Agreement.

12.    CONFIDENTIALITY OF AGREEMENT.

       Employee further agrees that, hereafter, any facts, events, or incidents occurring during his employment (except for such facts, events or incidents as may have become, through no action of Employee, public information) and the terms, amounts, or other incidents related to this Agreement and any documents, papers, and writings related to it, as well as the fact of settlement, shall remain confidential and shall not be disclosed by him to any other person, except to his spouse, professional advisors, accountants, and attorneys representing him in this matter, or as is necessary to carry out any obligations under this Agreement, and as may be required by any federal or state agency or court. In the event of any disclosure to any authorized person, Employee shall instruct such individuals of the provisions of this Section. In the event of necessary disclosure to such agency or court (except tax filings), Employee shall promptly notify Chiles in writing of such necessity, prior to any disclosure.

13.    WAIVER OF REEMPLOYMENT.

       Employee further agrees that he will not apply for employment or reemployment with Chiles or any of its subsidiaries.


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14.    UNDERSTANDING OF WAIVER.

       Employee agrees that prior to the execution of this Agreement, he has had a reasonable period of time within which to consider this Agreement, and he understands the terms and conditions of this Agreement and agrees to abide by this document and knowingly and voluntarily executes it without hidden reservations.

15.    ASSIGNMENT.

       Employee and Employer affirm to each other that they have not assigned, pledged, sold, transferred, or otherwise conveyed any right, claim, or interest that they have or may have in any matters released herein, except to their attorneys, if any. Employee's right to payments hereunder shall be enforceable by his heirs, legatees, successors, assigns and legal representatives.

16.    WAIVER.

       The failure at any time of either party to this Agreement to require performance by the other party of any provision of this Agreement shall in no way affect the right to require full performance at any time thereafter, nor shall the waiver by either party of a breach of or default under any provision of this Agreement be taken or held to be or operate as a waiver of any succeeding breach or default, whether similar to or different from the breach or default waived, or as a waiver of the provision itself. No provision of this Agreement, or breach of or default under any provision of this Agreement, may be waived except in a writing signed by the party charged with such waiver.

17.    NOTICE.

       Any and all notices and other communications required or permitted to be given under this Agreement shall be given in writing and shall be sent by (i) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (ii) personal delivery, or (iii) expedited delivery service with proof of delivery, or (iv) fax (provided that such fax is confirmed by expedited delivery service or by mail in the manner previously described), addressed as follows:

         WHEN BEING SENT TO CHILES:

                           Chiles Offshore Inc.
                           11200 Richmond Avenue, Suite 490
                           Houston, Texas 77082
                           Fax No. (713) 339-3888
                           Attention:  William E. Chiles, President and CEO


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         WHEN BEING SENT TO EMPLOYEE:

                           William A. Thorogood
                           105 Calvi Court
                           Bellaire, Texas 77401
                           Fax No. (713) 654-6564

       Change of any such address shall be valid if and when notice of such change is given to the other party in accordance with this Agreement. Any such notice or other communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of fax, upon receipt.

18.    MERGER.

       This Agreement supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and Chiles and constitutes the entire agreement between the parties with respect to be the subject matter of this Agreement. This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or any of the provisions herein contained shall be binding unless made in writing and signed by all parties.

19.    NO DEROGATORY COMMENTS.

       Employee and Chiles shall refrain from making public or private comments relating to each other which are derogatory or which may intend to injure Employee or Chiles or the employees, officers, directors, agents or affiliates, of Chiles in its or their business, public or private affairs. Chiles shall use reasonable efforts to refer any inquiries regarding Employee's performance during his term of employment with Chiles to a designated representative of Chiles and such representative shall limit all responses to confirming the term of Employee's employment with Chiles and his title while in the employ of Chiles.

20.    APPLICABLE LAW.

       This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Texas, without giving effect to any conflict of law rule or principle.

21.    RESOLUTION OF CLAIMS AND DISPUTES.

       Any claim, controversy or dispute between the parties arising under, out of or relating to this Agreement, or the breach thereof, shall be determined exclusively by a state or federal court located in Harris County, Texas. Notwithstanding the foregoing, any claim, dispute or controversy regarding a party's right to receive payments pursuant to the terms of this Agreement may be decided at the election of such party by arbitration utilizing a single arbitrator in accordance with the Rules of the American Arbitration Association. The arbitration shall be held in Houston, Texas. The decision of the arbitrator shall be final, binding, non-appealable and


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enforceable in any court of competent jurisdiction. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrator shall be empowered to award the cost of the arbitration, interest and attorneys' fees and expenses to the prevailing party.

22.    CAPTIONS AND HEADINGS.

       The captions, headings and titles to the Sections of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part of this Agreement.

23.    EXECUTION OF THIS AGREEMENT; ORIGINAL COUNTERPARTS.

       Chiles and Employee shall execute and deliver two (2) original counterparts of this Agreement simultaneously with the execution and delivery of this Agreement. Each Party may retain one (1) such executed original counterparts. Each such executed counterpart of this Agreement shall be deemed an original document, but both such executed counterparts shall together constitute only one (1) and a single agreement between the Parties.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Houston, Texas, as of the Effective Date.



                                     /s/  WILLIAM A. THOROGOOD
                                     ---------------------------------------
                                     WILLIAM A. THOROGOOD



                                     CHILES OFFSHORE INC.



                                     By: /s/  WILLIAM E. CHILES
                                        ------------------------------------
                                     Name:    William E. Chiles
                                     Title:   President and CEO


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